Exhibit 99.1

Global Telecom & Technology Reports Second Quarter 2010 Results

Revenue Increases 22% to $19.7 Million

Adjusted EBITDA Increases 54% to $1.6 Million

MCLEAN, Va.--(BUSINESS WIRE)--August 12, 2010--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network, dedicated Internet access and managed data services, announced today financial results for the second quarter ended June 30, 2010. Highlights for the quarter include:

  Revenue increased by 22 percent to $19.7 million as compared to $16.1 million for the second quarter 2009.
  Gross margin of 30.1 percent increased compared to 29.1 percent in the second quarter of 2009.
  Selling, general and administrative (“SG&A”) expenses, excluding non-cash compensation, decreased to 21.8 percent of revenue, compared to 22.5 percent in the second quarter of 2009.
  Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased 54 percent to $1.6 million compared to $1.1 million in the second quarter of 2009.
  Net income of $0.3 million, or $0.02 earnings per share, decreased slightly compared to $0.4 million, or earnings per share of $0.03 in the second quarter of 2009.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“The year-over-year improvement in gross margin and substantial growth in Adjusted EBITDA attest to the success of our efforts to streamline costs while scaling our business,” stated Richard D. Calder Jr., president and chief executive officer. “In completing the final integration of our WBS Connect acquisition, we made significant progress in improving the efficiency of our network and the quality of our customer base. Careful pruning of unprofitable customer contracts and an intensive network grooming effort resulted in higher second quarter churn, but also expanded gross profit and a solid customer base from which to drive growth.

Demand has been improving and we are encouraged by our sales pipeline. As we continue to scale our business and leverage our operational platform, we are well positioned to deliver increased profitability.”

“Our strong Adjusted EBITDA results support our plans to refinance our debt and strengthen our balance sheet,” said Eric Swank, chief financial officer. “Our efforts to refinance the seller debt are well underway and we are negotiating terms which give us confidence that we will close a favorable facility in a timely fashion. Our annualized EBITDA run rate, compared with our debt load, generates improving credit and valuation statistics.”

Conference Call Information

GTT will hold a conference call on Friday, August 13, 2010 at 10:00 a.m. Eastern Time (7:00 a.m. PT) to discuss its results for the second quarter ended June 30, 2010. To participate in the live conference call, interested parties may dial 1.877.681.3372 or +1.719.325.4837 and enter passcode 5441748. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 5441748. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network integrator providing a broad portfolio of wide-area network services, dedicated internet access, and managed data services. With over 800 supplier relationships worldwide, GTT combines multiple networks and technologies such as private line, Ethernet, and MPLS to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances customer performance through its proprietary Client Management Database (CMD), which provides a comprehensive client support system for service design and quotation, rapid service implementation, and 24x7 global operations support. Headquartered in McLean, Virginia, GTT has offices in London, Dusseldorf, and Denver and provides services to more than 700 enterprise, government, and carrier clients in over 80 countries worldwide. For more information, visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2010	December 31, 2009

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,689	$5,548
Accounts receivable, net	9,993	9,389
Deferred contract costs	917	454
Prepaid expenses and other current assets	656	937

Total current assets	17,255	16,328

Property and equipment, net	1,978	2,235
Intangible assets, net	6,658	7,613
Other assets	391	429
Goodwill	29,164	29,156

Total assets	$55,446	$55,761

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,150	$12,204
Accrued expenses and other current liabilities	9,899	11,372
Short-term debt	12,543	12,463
Deferred revenue	5,308	6,112

Total current liabilities	38,900	42,151

Long-term debt	1,609	244
Deferred revenue and other long-term liabilities	534	352

Total liabilities	41,043	42,747

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 16,767,126 and 15,472,912 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	59,842	58,710
Accumulated deficit	(45,032)	(45,499)
Accumulated other comprehensive loss	(409)	(199)

Total stockholders' equity	14,403	13,014

Total liabilities and stockholders' equity	$55,446	$55,761

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Revenue	$19,694	$16,116	$40,293	$31,858

Operating expenses:
Cost of revenue	13,765	11,432	28,695	22,924
Selling, general and administrative expense	4,442	3,754	8,718	7,449
Depreciation and amortization	679	459	1,417	904

Total operating expenses	18,886	15,645	38,830	31,277

Operating income	808	471	1,463	581

Other income (expense):
Interest expense, net	(339)	(219)	(693)	(432)
Other income (expense), net	(98)	76	(220)	107
Total other income (expense)	(437)	(143)	(913)	(325)

Income before income taxes	371	328	550	256

Provision for (benefit from) income taxes	62	(64)	83	(20)

Net income	$309	$392	$467	$276

Earnings per share:
Basic	$0.02	$0.03	$0.03	$0.02
Diluted	$0.02	$0.03	$0.03	$0.02

Weighted average shares:
Basic	16,955,558	15,340,230	16,692,876	15,178,805
Diluted	17,192,658	15,535,402	16,938,890	15,280,551

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Operating income	$808	$471	$1,463	$581
Depreciation and amortization	679	459	1,417	904
Non-cash compensation	144	131	354	296
Adjusted EBITDA	$1,631	$1,061	$3,234	$1,781

CONTACT:
For GTT media inquiries, please contact:
JD Darby, 1-703-442-5530
jd.darby@gt-t.net

For GTT investor relations inquiries, please contact:
Lippert/Heilshorn & Associates
Kim Sutton Golodetz
kgolodetz@lhai.com
or
Jody Burfening, 212-838-3777
jburfening@lhai.com